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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements No. 333-112874 on Form S-8, and Nos. 333-160047 and 333-129254 on Forms S-3 of Hilltop Holdings Inc. of our report dated March 16, 2012, with respect to the consolidated financial statements of PlainsCapital Corporation, which is included in this Amendment No. 2 to Current Report on Form 8-K/A of Hilltop Holdings Inc. dated February 13, 2013.

/s/ Ernst & Young LLP

Dallas, Texas
February 13, 2013

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm